Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Paul Bowman	Kelly Hamor
Interim CFO and V.P., Investor Relations	Formula
Cymer, Inc.	(619) 234-0345
(858) 385-5312	Hamor@formulapr.com
pbowman@cymer.com

CYMER REPORTS SECOND QUARTER 2009 OPERATING RESULTS

SAN DIEGO, Calif., July 22, 2009—Cymer, Inc. (Nasdaq: CYMI), the world’s leading supplier of light sources used by chipmakers to create advanced semiconductor chips, today announced operating results for the second quarter ended June 30, 2009.

For the second quarter of 2009:

•

net income totaled $525,000 equal to $0.02 per share (diluted), compared to net income of $14,333,000, equal to $0.46 per share (diluted), in the second quarter of 2008 and net loss of $11,487,000, equal to a loss of $0.39 per share (diluted), in the first quarter of 2009.

•	revenue totaled $62,433,000 compared to revenue of $123,991,000 in the second quarter of 2008, and revenue of $56,499,000 in the first quarter of 2009.

Commenting on second quarter results, Bob Akins, Cymer’s chief executive officer, said, “The actions that we took in late 2008 and during the first quarter of 2009 to reduce our cost structure enabled Cymer to quickly approach break-even operating performance and deliver positive cash flow ahead of expectations. During the second quarter of 2009, we shipped the XLR600ix, the industry’s first field-selectable 60 watt to 90 watt immersion light source, which was recently installed at a large Asian chipmaker. We also continued to increase the number of installed base light sources that are covered under OnPulse. In the second quarter, we shipped the world’s first laser-produced plasma extreme ultraviolet (EUV) lithography source and achieved a performance milestone of 75 watts of EUV lithography exposure power. This month, TCZ was extremely pleased to announce that they received their first order for a production tool for flat panel display fabrication.”

In the second quarter of 2009, the company shipped four light sources all of which were XLRs. During the quarter, the company installed ten light sources at chipmaker locations, of which seven were argon fluoride (ArF) immersion. The company reported gross profit of $24.1 million for the second quarter of 2009, yielding a 38.6 percent gross margin. Second quarter cost of revenues was impacted by initial parts replacement costs associated with OnPulse, as well as higher than anticipated idle capacity charges. Total research and development and selling, general and administrative spending was $24.7 million which is approximately 17 percent lower than first quarter 2009 levels as the company adjusted spending on its DUV product portfolio while continuing its strategic investment in EUV and TCZ. The operating loss totaled $540,000 and the company recorded $783,000 associated with foreign currency exchange gains, interest income and interest expense for the second quarter of 2009. The first half 2009 effective tax rate was approximately 33 percent.

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As of June 30, 2009, cash and investments totaled approximately $150 million. Cash and investments increased approximately $10 million from the first quarter of 2009 as the company continued to optimize inventory and reduce accounts receivable balances. Inventories declined approximately $7 million in the second quarter resulting in an $18 million reduction for the first half of 2009.

Deep ultraviolet (DUV) bookings for the second quarter of 2009 totaled $71.4 million, resulting in a book-to-bill ratio of 1.14. All of the light source systems bookings in the second quarter were ArF immersion light sources. The company ended the quarter with a DUV backlog of approximately $34.5 million, with ArF immersion light sources comprising approximately 90 percent of the value of systems in backlog.

Corporate Outlook

Commenting on the outlook, Akins stated, “In 2009, we believe we are well positioned to maintain our leading share of the overall ArF immersion light source market, and we look forward to continued progress on EUV and TCZ development and commercialization. We anticipate that third quarter light source shipments will be higher than second quarter levels driven by ArF immersion technology investment. We also expect that slightly higher chipmaker utilization will drive modestly higher Installed Base Products revenue in the third quarter. We believe our cost structure will continue to deliver improved shareholder returns and our balance sheet remains strong.”

Based on information available at this time, Cymer is currently providing the following guidance for the third quarter of 2009, and anticipates:

•	Revenue to increase approximately 15 percent compared to the revenue reported for the second quarter 2009.
•	Gross margin to be approximately 40 to 42 percent.
•	R&D expenses to be approximately $15.0 million dollars.
•	SG&A expenses to be approximately $11.0 million dollars.
•

For the nine months ended September 30, 2009 we estimate the effective tax rate to be a benefit of approximately 27 to 29 percent. This rate may vary significantly depending on the actual extent of the profit before tax.

Cymer’s management will hold a conference call at 2:00 pm (PDT) today, July 22, 2009, to discuss second quarter 2009 operating results and provide third quarter 2009 guidance. This press release, the conference call and accompanying slides may be accessed on the investor relations page of the company’s Web site at www.cymer.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to the statements under the caption “Corporate Outlook” above. These statements are predictions based on current information and expectations and involve a number of risks and uncertainties. In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance. Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; cyclicality in the market for semiconductor manufacturing equipment; the timing of customer orders, shipments and acceptances; delays or cancellations by customers of their orders, the performance and market acceptance of the company’s new products or technologies; new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the rate at which semiconductor manufacturers adopt new technologies and purchase and take delivery of photolithography tools from the company’s customers; the company’s ability to secure adequate supplies of critical components for its advanced products; the company’s ability to manage its expense levels and unanticipated expenses; the company’s ability to achieve its forecasted gross margin which includes its ability to absorb manufacturing costs; the company’s ability to achieve forecasted savings from its cost reduction actions; the company’s ability to align its cost structure with forecasted business levels; the company’s ability to manage its foreign currency exposure; the

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performance and conditions in the United States and world financial markets; the policies and actions of the United States and other governments; and general economic conditions. For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

About Cymer

Cymer, Inc. (Nasdaq: CYMI) is the market leader in developing light sources, used by chipmakers worldwide to pattern advanced semiconductor chips. Cymer’s light sources have been widely adopted by the world’s top chipmakers and the company’s installed base comprises more than 3,300 systems. Continuing its legacy of leadership, Cymer is currently pioneering the industry’s transition to EUV lithography, the next viable step on the technology roadmap for the creation of smaller, faster chips. The company is headquartered in San Diego, Calif., and supports its customers from numerous offices around the globe. Cymer maintains a Web site to which it regularly posts press releases, SEC filings, and additional information about Cymer. Interested persons can also subscribe to automated e-mail alerts or RSS feeds. Please visit www.cymer.com.

Cymer, Inc.	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Total revenues	$62,433,000	$123,991,000	$118,932,000	$247,943,000

Net income (loss)	$525,000	$14,333,000	($10,962,000)	$27,225,000
Diluted earnings (loss) per share	$0.02	$0.46	($0.37)	$0.88
Weighted average common shares outstanding—diluted	29,845,000	33,018,000	29,664,000	33,121,000

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CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
REVENUES:
Product sales	$62,319	$123,562	$118,614	$246,593
Product sales—related party	114	429	318	1,350

Total revenues	62,433	123,991	118,932	247,943

COST OF REVENUES	38,311	63,361	73,269	127,417

GROSS PROFIT	24,122	60,630	45,663	120,526

OPERATING EXPENSES:
Research and development	14,285	24,173	32,728	46,938
Sales and marketing	3,947	5,679	7,910	12,513
General and administrative	6,430	8,530	13,674	19,093
Restructuring	—	—	8,407	—

Total operating expenses	24,662	38,382	62,719	78,544

OPERATING INCOME (LOSS)	(540)	22,248	(17,056)	41,982

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss)	455	(1,778)	(1,478)	(69)
Write-down of investment	—	(1,027)	—	(4,833)
Interest and other income	418	2,361	1,021	5,708
Interest and other expense	(90)	(1,538)	(853)	(3,298)

Total other income (expense)—net	783	(1,982)	(1,310)	(2,492)

INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT)	243	20,266	(18,366)	39,490

INCOME TAX PROVISION (BENEFIT)	452	6,708	(6,061)	13,821

NET INCOME (LOSS)	(209)	13,558	(12,305)	25,669

Net loss attributable to noncontrolling interest	734	775	1,343	1,556

NET INCOME (LOSS) ATTRIBUTABLE TO CYMER, INC.	$525	$14,333	($10,962)	$27,225

EARNINGS (LOSS) PER SHARE:
Basic earnings (loss) per share	$0.02	$0.48	($0.37)	$0.90

Weighted average common shares outstanding-basic	29,680	30,127	29,664	30,221

Diluted earnings (loss) per share	$0.02	$0.46 (a)	($0.37)	$0.88 (a)

Weighted average common shares outstanding- diluted	29,845	33,018 (a)	29,664	33,121 (a)

(a)	As a result of applying the if-converted method for calculating diluted earnings per share for both the three month and six month periods ended June 30, 2008, shares have been adjusted assuming conversion of the then outstanding 3.5% convertible subordinated notes, and net income has been adjusted for an add back of related interest expense, net of tax. Shares have been adjusted by 2.8 million for both the three month and six month periods ended June 30, 2008 and net income has been adjusted by $939,000 and $1.8 million for the three months and six months ended June 30, 2008, respectively.

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CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	June 30,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$105,449	$252,391
Short-term investments	43,855	30,900
Accounts receivable—net	46,747	64,296
Accounts receivable—related party	272	818
Inventories	176,726	194,746
Deferred and prepaid income taxes	46,630	46,886
Income taxes receivable	9,259	—
Prepaid expenses and other assets	8,374	9,344

Total current assets	437,312	599,381

PROPERTY AND EQUIPMENT—NET	106,652	114,390
LONG-TERM INVESTMENTS	291	9,456
DEFERRED INCOME TAXES	28,239	29,168
GOODWILL	8,833	8,833
INTANGIBLE ASSETS—NET	8,668	9,898
OTHER ASSETS	6,048	6,318

TOTAL ASSETS	$596,043	$777,444

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$10,854	$15,003
Accounts payable—related party	3,345	4,108
Accrued warranty	15,785	23,565
Accrued payroll and benefits	10,554	12,682
Accrued patents, royalties and other fees	3,420	3,795
Convertible subordinated notes	—	140,722
Income taxes payable	—	1,085
Deferred revenue	14,148	15,344
Accrued and other current liabilities	1,206	8,278

Total current liabilities	59,312	224,582
ACCRUED INCOME TAXES	17,417	18,447
OTHER LIABILITIES	7,580	11,791

Total liabilities	84,309	254,820

COMMITMENTS AND CONTINGENCIES

Cymer, Inc. STOCKHOLDERS' EQUITY:
Preferred stock—authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock—authorized 100,000,000 shares; $.001 par value, 42,557,000 shares issued and 29,705,000 shares outstanding at June 30, 2009; 42,461,000 shares issued and 29,609,000 shares outstanding at December 31, 2008	42	42
Additional paid-in capital	589,368	586,539
Treasury stock at cost (12,852,000 common shares) at June 30, 2009 and December 31, 2008	(473,580)	(473,580)
Accumulated other comprehensive loss	(7,413)	(5,999)
Retained earnings	399,812	410,774

Total Cymer, Inc. stockholders' equity	508,229	517,776
Noncontrolling interest	3,505	4,848

Total equity	511,734	522,624

TOTAL LIABILITIES AND EQUITY	$596,043	$777,444

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CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the six months ended June 30,
	2009	2008
OPERATING ACTIVITIES:
Net income (loss) attributable to Cymer, Inc.	($10,962)	$27,225
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,672	13,651
Stock-based compensation	2,169	3,206
Bad debt expense	1,218	56
Noncontrolling interest	(1,343)	(1,556)
Provision for deferred income taxes	451	(1,292)
Loss on disposal or impairment of property and equipment	584	—
Write-down of investments	—	4,833
Change in assets and liabilities:
Accounts receivable—net	16,637	12,418
Accounts receivable—related party	546	331
Income taxes receivable	(9,085)	(7,781)
Inventories	18,358	(46,681)
Prepaid expenses and other assets	1,108	(4,717)
Accounts payable	(4,071)	(1,323)
Accounts payable—related party	(763)	(704)
Accrued and other liabilities	(20,959)	(9,581)
Deferred revenue	(1,173)	663
Income taxes payable and accrued income taxes	(2,146)	(10,690)

Net cash provided by (used in) operating activities	2,241	(21,942)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(4,063)	(14,961)
Purchases of investments	(26,147)	(90,309)
Proceeds from sold or matured investments	22,329	66,134

Net cash used in investing activities	(7,881)	(39,136)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,360	1,131
Repayment of convertible subordinated note	(140,722)	—
Excess tax benefits from stock option exercises	42	(54)
Repurchase of common stock into treasury	—	(14,636)

Net cash used in financing activities	(139,320)	(13,559)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,982)	(996)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(146,942)	(75,633)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	252,391	305,707

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$105,449	$230,074

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$2,654	$2,779

Income taxes paid	$5,990	$34,405

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